UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 1, 2010

VORNADO REALTY TRUST

(Exact Name of Registrant as Specified in Charter)

Maryland	No. 001-11954	No. 22-1657560
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

VORNADO REALTY L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware	No. 000-22635 (Commission File Number)	No. 13-3925979 (IRS Employer Identification No.)
(State or Other Jurisdiction of Incorporation)
888 Seventh Avenue New York, New York	10019
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 894-7000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure.

On March 2, 2010, a subsidiary of Vornado Realty Trust (“Vornado”) notified the Master Servicer of the debt secured by properties in High Point, North Carolina (part of the Mart segment) that neither the subsidiary nor Vornado is prepared at this time to fund any shortfalls in debt service.  As a result, we requested that the loan be transferred to the Special Servicer.  As of December 31, 2009, the net book value of the properties was approximately $148.0 million and the non-recourse debt secured by the properties was approximately $217.8 million.

Further, a subsidiary of Vornado did not make the debt service payment due March 1, 2010 on a property in California (part of the Retail segment).  It is expected that the loan will be transferred to the Special Servicer.  At December 31, 2009, the net book value of the property was approximately $22.3 million and the non-recourse debt secured by the property was approximately $17.6 million.

There can be no assurance as to the timing and ultimate resolution of either of these matters.

The information set forth herein is furnished pursuant to Item 7.01—Regulation FD Disclosure and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section nor shall the information be deemed incorporated by reference in any filing of Vornado or Vornado Realty L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY TRUST
(Registrant)

By:	/s/ Joseph Macnow
Name:	Joseph Macnow
Title:	Executive Vice President - Finance and Administration and Chief Financial Officer

Date: March 3, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY L.P. (Registrant)
By: VORNADO REALTY TRUST,
Sole General Partner
By:	/s/ Joseph Macnow
	Name: Title:	Joseph Macnow Executive Vice President - Finance and Administration and Chief Financial Officer

Date:  March 3, 2010